EXHIBIT 4.4

                                ESCROW AGREEMENT

    THIS ESCROW AGREEMENT, dated as of November 11, 1999 (the "Escrow Agreement"), is made by and among CELEBRITY INTERVIEWS, INC. a Delaware corporation (the "Purchaser"), with offices at 375 Greenwich Street, 4(th) Floor, New York, New York 10013, Joey Berlin ("Berlin"), an individual having his address at 1629 Rising Glen Road, Los Angeles, CA 90069 and Ivy Tombak ("Tombak", and together with Berlin, the "Sellers"), an individual having her address at 1626 Rising Glen Road, Los Angeles, CA 90069 and Levisohn, Lerner, Berger & Langsam ("LLBL") (the "Escrow Agent") with offices at 757 Third Avenue, Suite 2400, New York, New York, 10017, as escrow agent under this Agreement.

                                   BACKGROUND

    A. The Purchaser and the Sellers have entered into the Asset Purchase Agreement "Purchase Agreement") dated as of November 11, 1999, pursuant to which the Purchaser has acquired from the Sellers the business conducted and intended to have been conducted by Audio Magazines, Inc. (the "Company"), a dissolved New York corporation, in exchange for the Share Consideration. Capitalized terms used in this Agreement without definition shall have the respective meanings given them in the Purchase Agreement.

    B. The Purchaser and the Sellers propose to engage the Escrow Agent for the purpose of receiving depositing and holding certain portions of the Share Consideration until such portions are available for delivery to the Sellers or returned to the Purchaser in accordance with the terms of this Agreement.

    C. Berlin and the Purchaser have entered into the Employment Agreement, pursuant to which Berlin will be employed by the Purchaser.

    D. The Purchaser and the Sellers have agreed that at the Closing two-thirds of those shares of the Purchaser's Common Stock which comprises the Share Consideration (the "Escrowed Property") would be placed into escrow for release from time to time during Berlin's employment under the Employment Agreement.

    E. The Escrow Agent has agreed to act as escrow agent to hold and distribute the Escrowed Property in accordance with the terms of this Agreement.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

    1. APPOINTMENT AND ACKNOWLEDGMENT OF THE ESCROW AGENT. The Purchaser and the Sellers hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as escrow agent pursuant to the terms of this Agreement.

    2. DEPOSIT INTO ESCROW. There is hereby deposited into escrow 121,543 shares of the Purchaser's Common Stock, which shares, together with any and all dividends paid theron and all proceeds thereof, constitute the Escrowed Property.

    3. DISTRIBUTION OF SHARES HELD IN ESCROW. If the Purchaser or the Company terminate Berlin's employment for Cause or if Berlin terminates his employment with the Company voluntarily prior to the

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respective dates set forth below, then promptly upon such termination, the
Escrow Agent will redeliver to the Purchaser the Escrowed Property set forth below:

DATE OF TERMINATION OF EMPLOYMENT                           SHARE CONSIDERATION
---------------------------------              ---------------------------------------------
On or prior to October 1, 2000...............  121,543 shares of the Purchaser's Common
                                               Stock
After October 1, 2000 but on or prior to
  October 1, 2001............................  60,772 shares of the Purchaser's Common Stock
After October 1, 2001........................  No shares of the Purchaser's Common Stock

PROVIDED, that the foregoing provisions shall not apply if Berlin's termination of his employment follows the occurrence and continuance of a breach by the Purchaser of its obligations under the Employment Agreement (and in no event shall Berlin's death or disability (as defined in the Employment Agreement) be deemed to be termination of employment for the purposes of this Section); PROVIDED, FURTHER, that Berlin has complied fully with the requirements of
Section 7.d of the Employment Agreement as to such breach (such breach being referred to below as a "Fully Noticed Purchaser Breach"). If and to the extent that the Purchaser has not terminated Berlin's employment for Cause and Berlin has not terminated his employment with the Purchaser on or prior to each of the dates set forth above, then the Escrow Agent will deliver to Berlin promptly after October 1, 2000 and October 1, 2001 one or more certificates representing 60,771 shares and 60,772 shares of the Share Consideration, respectively. If upon the expiration of all notice and cure periods relating to a Fully Noticed Purchaser Breach, such Fully Noticed Purchaser Breach is continuing and Berlin terminates his employment with the Company within ten business days thereafter, the Escrow Agent will promptly, upon notice from Berlin, deliver to Berlin all Escrowed Property which at the time is subject to this Agreement.

    4. SHARES SUBJECT TO CLAIMS BY THE PURCHASER. If during the term of this Agreement, the Purchaser shall notify the Escrow Agent that it has made a claim for indemnifiction under Article 7 of the Purchase Agreement and that the threshold set forth in Section 7.5 has been exceeded by claims payable thereunder and if the notice further specifies the number of shares of the Share Consideration that the Purchase estimates will satisfy its claim (the "Estimated Shares"), then notwithstanding any other provision of this Agreement the Escrow Agrent shall retain and not distribute the Estimated Shares and will hold the Estimated Shares until (i) instructed by a joint instrument signed by the Purchaser and the Sellers or (ii) directed by a final order issued by a court that has adjudicated the disposition of the Estimated Shares as between the Purchaser and the Sellers.

    5.  FURTHER PROVISIONS RELATING TO THE ESCROW.

    (a) The Purchaser shall indemnify and hold harmless the Escrow Agent against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities and legal and other expenses (including legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent, or its agents, or any other cause, in any case in connection with the acceptance of or the performance or non-performance by the Escrow Agent, or its agents, of any of the Escrow Agent's duties under this Escrow Agreement. The Escrow Agent shall be fully protected by acting in reliance upon any notice, advice, direction, other document, or signature believed by Escrow Agent to be genuine, by assuming that any person purporting to give the Escrow Agent any notice, advice, direction or other document in accordance with the provisions hereof, in connection with this Escrow Agreement, or in connection with the Escrow Agent's duties under this Escrow Agreement, has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent.

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    (b) The Escrow Agent shall not be liable to the Purchaser or any Seller for any mistake of fact or of law, any error of judgment, any act or omission to act or any act of negligence. The Purchaser and each Seller waive any such claim against the Escrow Agent.

    (c) The Escrow Agent makes no representation as to the validity, value, genuineness, or the collectibility of any security or other document or instrument held by or delivered to the Escrow Agent.

    (d) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent shall not be bound by any notice of a claim, or demand with respect hereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Escrow Agreement, unless it is in writing, signed by the other parties hereto and received by the Escrow Agent. If the Escrow Agent's duties as the Escrow Agent hereunder are affected by any such waiver, modification, amendment, termination, cancellation or revision of this Agreement, then the Escrow Agent shall not be bound thereby unless the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be bound by any assignment by the Purchaser or any Seller of its rights hereunder unless the Escrow Agent shall have received written notice thereof from the assignor. The Escrow Agent is authorized to comply with and obey all laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If the Escrow Agent complies with any such law, order, judgment, decree, or regulation, the Escrow Agent shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction or found to be in violation of or beyond the scope of a constitution or a law.

    (e) If the Escrow Agent shall be uncertain as to the Escrow Agent's duties or rights hereunder, shall receive any notice, advice, direction or other document from any other party with respect to the Escrowed Property which, in the Escrow Agent's opinion, is in conflict with any of the provisions of this Escrow Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrowed Property or any part thereof (or as to the delivery, non-delivery or content of any notice, advice, direction, or other document), the Escrow Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use the Escrow Agent's best efforts to keep safely the Escrowed Property until the Escrow Agent shall be directed otherwise in writing by the other parties hereto or by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal. The Escrow Agent shall be under no duty to institute or to defend any such proceeding although the Escrow Agent may, in the Escrow Agent's discretion and at the expense of the Purchaser, institute or defend such proceedings.

    (f) If LLBL shall be unable to act or shall resign as the Escrow Agent hereunder, the successor escrow agent shall be a proper entity chosen by the Purchaser in its sole discretion (the "Successor"). LLBL and any other Escrow Agent may at any time give written notice of its resignation (the "Resignation Notice") to the other parties hereto, Such resignation shall take effect when the Successor accepts in writing its appointment as successor escrow agent and receives the Escrowed Property. If no successor escrow agent has been appointed and has accepted the Escrowed Property within 5 days after the Resignation Notice is sent, the Purchaser or the Seller may petition any court of competent jurisdiction for the appointment of a successor escrow agent. Such court may thereupon appoint a successor escrow agent after the Escrowed Property has been deposited into court and after such notice, if any, to the other parties hereto as the court may deem proper and prescribe. This Escrow Agreement shall not otherwise be assignable by LLBL without the prior written consent of the other parties hereto.

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    (g) The Purchaser and the Sellers authorize LLBL if LLBL is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Property with the clerk of that court.

    (h) LLBL "s responsibilities and liabilities hereunder, except as a result of LLBL "s own bad faith or gross negligence, will terminate upon the delivery by LLBL of all the Escrowed Property under any provision of this Escrow Agreement.

    6. FURTHER ACTION. At any time and from time to time, the Purchaser agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Escrow Agreement. The Purchaser shall pay any transfer tax arising out of the placing of the Escrowed Property into the Escrow, the delivery of the Escrowed Property out of the Escrow, or the transfer of the Escrowed Property into the name of a person or entity other than the Purchaser if the Escrowed Property is delivered other than to the Purchaser pursuant to the terms of this Escrow Agreement. LLBL shall have no liability if the Purchaser fails to comply with the obligations set forth in the prior sentence.

    7. SURVIVAL. The covenants, agreements, representations, and warranties contained in or made pursuant to this Escrow Agreement shall survive the delivery by LLBL of the Escrowed Property.

    8. MODIFICATION. This Escrow Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

    9. NOTICES. Any notice, advice, direction, or other document or communication required or permitted to be given hereunder shall be in writing and shall be delivered either by certified mail, return receipt requested, Federal Express, or similar overnight delivery or courier service, or delivered (in person or by telecopy, or similar telecommunications equipment) against receipt to the party to whom it is to be. given at the address of such party set forth in the preamble or Schedule A to this Escrow Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9). Any notice, advice, direction, or other document or communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9 shall be deemed given at the time of receipt thereof.

    10. WAIVER. Any waiver by any party of a breach of any provision of this Escrow Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Escrow Agreement. The failure of a party to insist upon strict adherence to any term of this Escrow Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Escrow Agreement. Any waiver must be in writing.

    11. BINDING EFFECT. The provisions of this Escrow Agreement shall be binding upon and inure to the benefit of the Purchaser, each Investor and the Escrow Agent and their respective heirs, executors, successors and assigns.

    12. NO THIRD PARTY BENEFICIARIES. This Escrow Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Escrow Agreement.

    13. GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the rules governing the conflict of laws.

    14. JURISDICTION. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Escrow Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Escrow Agreement, a breach of this Escrow Agreement or of

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
any such document or instrument, or the Escrowed Property. The parties also agree that service of process may be satisfied by the delivery of notice of such process as set forth in Section 9 of this Escrow Agreement which shall constitute good and sufficient service.

    15. SEPARABILITY. To the extent any provision of this Escrow Agreement is held to be invalid by a court of competent jurisdiction, such provision shall be unenforceable without affecting the enforceability of the remainder of such provision or the remaining provisions of this Escrow Agreement.

    16. HEADINGS. The headings in this Escrow Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Escrow Agreement.

    17. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first written above.

                                                       CELEBRITY INTERVIEWS, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Daniel Miller
                                                            Name: Daniel Miller
                                                            Title:  Chairman

                                                       Escrow Agent
                                                       LEVISOHN LERNER BERGER & LANGSAM

                                                       By:
                                                            -----------------------------------------
                                                            Peter Berger
                                                            Name: Peter Berger
                                                            Title:  Partner

                                                        ---------------------------------------------
                                                                         Joey Berlin

                                                        ---------------------------------------------
                                                                         Ivy Tombak

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